Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

6 3/4% SENIOR NOTES DUE 2020

OF

FTI CONSULTING, INC.

As set forth in the Prospectus, dated                      2011 (the “Prospectus”), of FTI Consulting, Inc. (“FTI”) and in the letter of transmittal, this form or one substantially similar must be used to accept FTI’s offer to exchange its 6 3/4% Senior Notes due 2020 and related guarantees, which have been registered under the Securities Act of 1933, for all of its outstanding 6 3/4% Senior Notes due 2020 and related guarantees (the “Outstanding Notes”) if certificates for the Outstanding Notes are not immediately available or if the Outstanding Notes, the letter of transmittal or any other required documents cannot be delivered to the exchange agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus). This form may be delivered by an “Eligible Institution” (as defined in the letter of transmittal) by hand or transmitted by facsimile transmission, overnight courier or mailed to the exchange agent as indicated below.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON                     , 2011, UNLESS EXTENDED (THE “EXPIRATION DATE”).
NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

DELIVER TO:

WILMINGTON TRUST COMPANY, EXCHANGE AGENT

By Overnight Delivery, Courier or Hand or Certified or Registered Mail:

Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

Attention: Sam Hamed

Facsimile Transmission Number:

(302) 636-4139

Attention: Sam Hamed

(For Eligible Institutions Only)

Confirm Receipt of Facsimile by Telephone:

(302) 636-6181

Delivery of this notice to an address, or transmission of instructions via a facsimile, other than as set forth above, does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the letter of transmittal to be used to tender Outstanding Notes is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to FTI, upon the terms and subject to the conditions set forth in the Prospectus and the letter of transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, Outstanding Notes pursuant to guaranteed delivery procedures set forth in Instruction 1 of the letter of transmittal and the Guaranteed Delivery Procedures in the Prospectus.

The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal of Tenders” section of the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Certificate No(s). for Outstanding Notes	Principal Amount of Outstanding Notes
(if available)

Principal Amount of Outstanding Notes Tendered	Signature(s)

If Outstanding Notes will be delivered by book-entry transfer at the Depository Trust Company, Depository Account No.:

Dated:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates of Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

For Outstanding Notes:

Name(s):

Capacity:

Address(es):

Area Code and Telephone No.:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby:

(a)	represents that the above named person(s) own(s) the Outstanding Notes to be tendered within the meaning of Rule 14e-4 under the Exchange Act;

(b)	represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act; and

(c)	guarantees that delivery to the exchange agent of certificates for the Outstanding Notes to be tendered, proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the exchange agent’s account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed (or manually signed facsimile) letter of transmittal with any required signatures and any other required documents, will be received by the exchange agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.

I HEREBY ACKNOWLEDGE THAT I MUST DELIVER THE LETTER OF TRANSMITTAL AND OUTSTANDING NOTES TO BE TENDERED TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO ME.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name:
(Please Type or Print)

Area Code and Telephone No.:	Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS FORM; OUTSTANDING NOTES SHOULD BE SENT
WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT
WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

4